Confidential treatment has been requested for portions of this exhibit. The copy filed herewith omits the information subject to the confidentiality request. Omissions are designated as [***]. A complete version of this exhibit has been filed separately with the Securities and Exchange Commission.

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), effective as of this 2nd day of November, 2009, is made by and between FNDS3000 Corp, a Delaware corporation (the “Company”); and Sherington Holdings, LLC (“Investor”).

BACKGROUND:

A. The Company and Investor are executing and delivering this Agreement and consummating the transactions contemplated herein in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”) and Regulation D promulgated by the United States Securities and Exchange Commission (the “SEC”) thereunder.

B. The Company desires to issue and sell Eleven Million, Seven Hundred Fourteen Thousand, Two Hundred Eighty-Six (11,714,286) shares (the “Offered Shares”) of the Company’s $.001 par value Common Stock (the “Common Stock”), for an aggregate purchase price of One Million, Eight Hundred Thousand US Dollars (US $1,800,000).

C. Investor desires to purchase and the Company desires to issue and sell, upon the terms and conditions set forth in this Agreement (i) Ten Million (10,000,000) shares of the Offered Shares (the “Investor Shares”), at a purchase price of Fifteen Cents ($0.15) per share and (ii) warrants, in the form attached hereto as Exhibit A, to purchase an amount of fully paid, validly issued and nonassessable shares of Common Stock equal to the Investor Shares and any Unsubscribed Other Shares (as defined herein), at a price of Seventeen and One-Half Cents ($0.175) per share, which price from time to time may be adjusted in accordance therewith (the “New Investor Warrants”).

D. The Company intends to issue and sell (i) the remaining One Million, Seven Hundred Fourteen Thousand, Two Hundred Eighty-Six (1,714,286) shares of the Offered Shares (the “Other Shares”) to certain Other Investors (as defined herein), at a purchase price of Seventeen and One-Half Cents ($0.175) per share for an aggregate purchase price of Three Hundred Thousand Dollars (US $300,000) (the “Additional Investment Cap”) and (ii) warrants, in the form attached hereto as Exhibit B, to purchase an amount of fully paid, validly issued and nonassessable shares of Common Stock equal to the Other Shares, at a price of Seventeen and One-Half Cents ($0.175) per share, which price from time to time may be adjusted in accordance therewith (the “Other Warrants”).

E. If the Company does not secure the commitment from the Other Investors to purchase the full amount of the Other Shares required to achieve the full Additional Investment Cap, then the Company intends to issue and sell to Investor shares of Common Stock, at a price of Fifteen Cents ($0.15) per share, up to a total purchase price of One Hundred Thousand Dollars ($100,000).

F. Contemporaneously with the First Closing (as defined herein), the Company shall issue to Investor an amended and restated warrant in the form attached hereto as Exhibit C (the “Second Amended and Restated Warrant”) which amends and restates that certain Amended and Restated Warrant to Purchase Common Stock issued by the Company to Investor on July 1, 2009. Contemporaneously with the Second Closing (as defined herein), the Company shall issue to Investor a further amended and restated warrant in the form attached hereto as Exhibit F, with such changes therein to the percentage set forth on page one thereof and the aggregate number of shares subject to the warrant, in each case (i) based on the number of Investor Shares and Other Shares actually issued at the Second Closing and (ii) utilizing the same methodology as the that used to calculate the Second Amended and Restated Warrant (the “Third Amended and Restated Warrant”) which amends and restates the Second Amended and Restated Warrant.

G. Contemporaneously with the First Closing (as defined herein), the Company and Investor shall execute and deliver an amendment in the form attached hereto as Exhibit D (the “Second Registration Rights Amendment”) to that certain Registration Rights Agreement dated as of January 6, 2009 (as amended by that certain First Amendment to Registration Rights Agreement, the “Registration Rights Agreement”). Contemporaneously with the Second Closing (as defined herein), the Company and Investor shall execute and deliver an amendment in the form attached hereto as Exhibit G to the Registration Rights Agreement (the “Third Registration Rights Amendment”).

AGREEMENT:

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and Investor, intending to be legally bound, hereby agree as follows:

1. PURCHASE AND SALE OF COMMON STOCK AND WARRANTS.

a.	Purchase of Investor Shares and Unsubscribed Other Shares.

(i) In accordance with the terms of this Agreement (and subject to the conditions precedent set forth herein), on the First Closing Date (as defined below), the Company shall issue and sell to Investor, and Investor agrees to purchase from the Company, Three Million, Three Hundred Thirty Three Thousand, Three Hundred Thirty-Three (3,333,333) shares of the Investor Shares (the “First Closing Investor Shares”) for an aggregate purchase price of Five Hundred Thousand Dollars (US $500,000) (the “First Closing Purchase Price”). The Company confirms that Investor advanced $150,000 to the Company on October 20, 2009 to be credited and applied toward the First Closing Purchase Price. Investor shall pay the remainder of the First Closing Purchase Price ($350,000) by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the First Closing Investor Shares and the First Closing Warrant (as defined herein), and the Company shall deliver such First Closing Investor Shares and the First Closing Warrant to Investor, against delivery of such First Closing Purchase Price.

(ii) In accordance with the terms of this Agreement (and subject to the conditions precedent set forth herein), on the Second Closing Date (as defined below), the Company shall issue and sell to Investor, and Investor agrees to purchase from the Company, (A) the remaining Six Million, Six Hundred Sixty-Six Thousand, Six Hundred Sixty-Seven (6,666,667) shares of the Investor Shares (the “Second Closing Investor Shares”) for an aggregate purchase price of One Million Dollars (US $1,000,000) (the “Second Closing Purchase Price”). Investor shall pay the Second Closing Purchase Price and the purchase price of any Unsubscribed Other Shares by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Second Closing Investor Shares and the Second Closing Warrant (as defined herein), and the Company shall deliver such Second Closing Investor Shares and the Second Closing Warrant to Investor, against delivery of such Second Closing Purchase Price.

(iii) In the event that, by the date that is two (2) business days prior to the Second Closing Date, (A) Other Investors have agreed to purchase a number of Other Shares such that at least Two Hundred Thousand Dollars (US $200,000) of the Additional Investment Cap will be tendered in exchange for such Other Shares, and (B) the Company has not secured the commitment from Other Investors to purchase the full amount of the Other Shares required to achieve the full Additional Investment Cap (the difference between the aggregate purchase price for Other Shares to be purchased by the participating Other Investors and the Additional Investment Cap being referred to as the “Additional Investment Shortfall”), then, in accordance with the terms of this Agreement (and subject to the conditions precedent set forth herein), on the Second Closing Date (as defined below), the Company shall issue and sell to Investor, and Investor agrees to purchase from the Company, at a purchase price of Fifteen Cents ($0.15) per share (in the aggregate the “Unsubscribed Other Share Purchase Price”), that number of shares of Common Stock (the “Unsubscribed Other Shares”) equal to the quotient that is obtained by dividing the Additional Investment Shortfall (which shall not exceed $100,000) by fifteen cents ($0.15). Investor shall pay the Unsubscribed Other Share Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s written wiring instructions, against delivery of the Unsubscribed Other Shares and the Additional Warrant (as defined in Section 6(b)(v) hereof), and the Company shall deliver such Unsubscribed Other Shares and the Additional Warrant, against delivery of the Unsubscribed Other Share Purchase Price.

b.	Closing Dates.

(i) Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5(a) and Section 6(a) below, and unless this Agreement is otherwise terminated in accordance herewith, the date and time of the issuance of the First Closing Investor Shares and the First Closing Warrant pursuant to this Agreement (the “First Closing Date”) shall be 12:00 noon, Atlanta, Georgia time on November 2, 2009, or such other mutually agreed upon time. The closing of the transactions contemplated by Section 1(a)(i) of this Agreement (the “First Closing”) shall occur on the First Closing Date at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, Georgia 30308, or such other location as may otherwise be agreed upon by the parties. At or prior to the First Closing, Investor and the Company shall execute any related agreements or other documents required to be executed and/or delivered hereunder.

(ii) Subject to the satisfaction (or written waiver) of the conditions thereto set forth in Section 5(a) and Section 6(a) below, and unless this Agreement is otherwise terminated in accordance herewith, the date and time of the issuance of the Second Closing Investor Shares, any Unsubscribed Other Shares, the Second Closing Warrant and any Additional Warrant pursuant to this Agreement (the “Second Closing Date”) shall be 12:00 noon, Atlanta, Georgia time on November 30, 2009, or such other mutually agreed upon time. The closing of the transactions contemplated by Section 1(a)(ii) and 1(a)(iii) of this Agreement (the “Second Closing”) shall occur on the Second Closing Date at the offices of Troutman Sanders LLP, 600 Peachtree Street NE, Suite 5200, Atlanta, Georgia 30308, or such other location as may otherwise be agreed upon by the parties. At or prior to the Second Closing, Investor and the Company shall execute any related agreements or other documents required to be executed and/or delivered hereunder.

2. INVESTOR’S REPRESENTATIONS AND WARRANTIES. Investor hereby represents and warrants to the Company that:

a. Investment Purpose. Investor is purchasing the Investor Shares and any Unsubscribed Other Shares and acquiring the New Investor Warrants, the Second Amended and Restated Warrant, the Third Amended and Restated Warrant, and the shares of Common Stock issuable upon exercise thereof (the “Warrant Shares” and, collectively with the Investor Shares and any Unsubscribed Other Shares, the First Closing Warrant, the Second Closing Warrant, any Additional Warrant, the Second Amended and Restated Warrant, and the Third Amended and Restated Warrant, the “Securities”)

for its own account and not with a present view towards the public sale or distribution thereof, except pursuant to sales registered or exempted from registration under the 1933 Act; provided, however, that by making the representations herein, Investor does not agree to hold any of the Securities for any minimum or other specific term and reserves the right to dispose of the Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act.

b. Accredited Investor Status. Investor is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D promulgated under the 1933 Act (an “Accredited Investor”).

c. Reliance on Exemptions. Investor understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Investor set forth herein in order to determine the availability of such exemptions and the eligibility of Investor to acquire the Securities.

d. Information. Investor and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by Investor or its advisors. Investor and its advisors, if any, have been afforded the opportunity to ask questions of and receive answers from the Company. Neither the Company nor any person acting on its behalf has offered or sold Investor the Securities by means of any form of general solicitation or general advertising. Investor is sophisticated and has such knowledge and experience in financial and business matters that Investor is capable of evaluating the risks of its investment in the Company. Investor is able to bear the economic risks inherent in its investment in the Company. However, no inquiry nor any other due diligence investigation conducted by Investor or any of its advisors or representatives shall modify, amend or affect Investor’s right to rely on the Company’s representations and warranties to Investor.

e. Governmental Review. Investor understands that no United States federal or state agency or any other government or governmental agency has passed upon or made any recommendation or endorsement of the Securities.

f. Transfer or Re-sale. Investor understands that (i) except as provided in the Registration Rights Agreement, the sale or re-sale of the Securities has not been and is not being registered under the 1933 Act or any applicable state securities laws, and the Securities may not be transferred unless (A) the Securities are sold pursuant to an effective registration statement under the 1933 Act, (B) Investor shall have delivered to the Company an opinion of counsel that shall be in form, substance and scope reasonably satisfactory to the Company and customary for opinions of counsel in comparable transactions to the effect that the Securities to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (ii) neither the Company nor any other person is under any obligation to register such Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder (in each case, other than pursuant to the Registration Rights Agreement). Notwithstanding the foregoing or anything else contained herein to the contrary, the Securities may be pledged as collateral in connection with a bona fide margin account or other lending arrangement.

g. Legends. Investor understands that until such time as the Investor Shares and Warrant Shares have been registered under the 1933 Act as contemplated by the Registration Rights Agreement or otherwise may be sold without any restriction as to the number of securities as of a particular date that can then be immediately sold, the Investor Shares and Warrant Shares may bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of the certificates for such Securities):

“The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended. The securities may not be sold, transferred or assigned in the absence of an effective registration statement for the securities under said Act or an applicable exemption therefrom.”

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of any Security upon which it is stamped, if, unless otherwise required by applicable state securities laws, (i) such Security is registered for sale under an effective registration statement filed under the 1933 Act or otherwise may be sold pursuant to an exemption from registration without any restriction as to the number of securities as of a particular date that can then be immediately sold, or (ii) such holder provides the Company with an opinion of counsel, in form, substance and scope reasonably satisfactory to the Company and customary for opinions of counsel in comparable transactions, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act, which opinion shall be accepted by the Company so that the sale or transfer is effected. Investor agrees to sell all Securities, including those represented by a certificate from which the legend has been removed, in compliance with applicable prospectus delivery requirements, if any.

h. Authorization; Enforcement. Investor has all requisite corporate or similar power to enter into the Transaction Agreements (as defined herein) to which it will be a party and to carry out and perform its obligations under the Transaction Agreements. All limited liability company action on the part of Investor or its members or managers necessary for the authorization, execution, delivery and performance of such Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been taken. Assuming the Transaction Agreements constitute the legal, valid and binding agreements of the Company, each of the Transaction Agreements to which Investor is or will be a party constitute or will when executed, as applicable, constitute a legal, valid and binding obligation of Investor, enforceable against Investor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to Investor that:

a. Organization and Qualification. The Company and each of its Subsidiaries (as defined below), if any, is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized, with full power and authority (corporate or otherwise) to own, lease, use and operate its properties and to carry on its business as and where now owned, leased, used, operated and conducted. Schedule 3(a) sets forth a list of all of the Subsidiaries of the Company and the jurisdiction in which each is incorporated or organized. The Company and each of its Subsidiaries is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which its ownership or use of property or the nature of the business conducted by it makes such qualification necessary except where the failure to be so qualified or in good standing would not have a Material Adverse Effect. For purposes of this Agreement, “Material Adverse Effect” means any material adverse effect on the business, operations, assets or financial condition of the Company or its Subsidiaries, if any, taken as a whole, or on the transactions contemplated hereby or by the agreements or instruments to be entered into in connection herewith. “Subsidiaries” means any corporation or other organization, whether incorporated or unincorporated, in which the Company owns, directly or indirectly, any equity or other ownership interest.

b. Authorization; Enforcement. The Company has all requisite corporate power to enter into this Agreement, the Other Investment Documents (as defined in Section 6(b)(ii) below), the Second Registration Rights Amendment, the Third Registration Rights Agreement, the First Closing Warrant, the Second Closing Warrant, the Second Amended and Restated Warrant, the Third Amended and Restated Warrant, the Additional Warrant and the Other Warrants (collectively, the “Transaction Agreements”), and to carry out and perform its obligations under the terms of the Transaction Agreements. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of the Transaction Agreements and the consummation of the transactions contemplated hereby and thereby has been taken. Assuming this Agreement constitutes the legal, valid and binding agreement of Investor, this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and except as rights to indemnity may be limited by applicable federal and state securities laws and principles of public policy. Upon execution by the other parties thereto, and assuming that they constitute legal, valid and binding agreements of the other parties thereto, each of the Transaction Agreements constitute a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or fraudulent conveyance and similar laws relating to or affecting creditors generally or by general equity principles, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law) and except as rights to indemnity may be limited by applicable federal and state securities laws and principles of public policy.

c. Capitalization. The authorized capital stock of the Company consists solely of 5,000,000 shares of Preferred Stock, par value $.001, none of which are issued and outstanding and 100,000,000 shares of Common Stock, par value $0.001 per share, to be amended to 150,000,000 shares of Common Stock pursuant to Section 6(a)(iv) herein, of which, after giving effect to the issuance of the Investor Shares as contemplated by the First Closing of this Agreement (assuming that there are no Unsubscribed Shares), (i) 44,171,119 will be issued and outstanding, (ii) no shares will be held in treasury, (iii) 40,613,599 shares will be reserved for issuance upon the exercise of options and warrants outstanding, (iv) 7,270,807 shares will be reserved for issuance upon the exercise of certain convertible notes outstanding and interest thereon, all of which convertible notes were issued to Investor and an additional 227,786 shares will be reserved for the issuance of shares for interest earned on the convertible from November 1, 2009 through February 28, 2010. After the Second Closing, giving effect to the issuance of the Investor Shares and the Other Shares as contemplated by this Agreement (assuming that there are no Unsubscribed Shares and no warrants or options are exercised between the First Closing and the Second Closing), (i) 52,552,072 will be issued and outstanding, (ii) no shares will be held in treasury, (iii) 43,328,305 shares will be reserved for issuance upon the exercise of options and warrants outstanding, (iv) 7,270,807 shares will be reserved for issuance upon the exercise of certain convertible notes outstanding and interest thereon, all of which convertible notes were issued to Investor and an additional 227,786 shares will be reserved for the issuance of shares for interest earned on the convertible from November 1, 2009 through February 28, 2010. All of such outstanding shares of capital stock are, or upon issuance will be, duly authorized, validly issued, fully paid and nonassessable. No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of the shareholders of the Company or any liens or encumbrances imposed through the actions or failure to act of the Company. Except as disclosed in Schedule 3(c), as of the effective date of this Agreement, (1) there are no outstanding options, warrants, scrip, rights to subscribe for, puts, calls, rights of first refusal, agreements, understandings, claims or other commitments or rights of any character whatsoever relating to, or securities or rights convertible into or exchangeable for any shares of capital stock of the Company or any of its subsidiaries, or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional shares of capital stock of the Company or any of its subsidiaries, (2) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of its or their securities under the 1933 Act (except the Registration Rights Agreement) and (3) there are no anti-dilution or price adjustment provisions contained in any security issued by the Company (or in any agreement providing rights to security holders) that will be triggered by the issuance of the Investor Shares or the Other Shares, the New Investor Warrants, the Other Warrants, the Warrant Shares, or the shares of Common Stock issuable upon exercise of the Other Warrants (the “Other Warrant Shares”). The Company has furnished to Investor true and correct copies of the Company’s Certificate of Incorporation as in effect on the date hereof (“Certificate of Incorporation”), the Company’s By-laws, as in effect on the date hereof (the “By-laws”), and the terms of all securities convertible into or exercisable for Common Stock of the Company and the material rights of the holders thereof in respect thereto.

d. Issuance of Shares. The Investor Shares and the Other Shares, when purchased and issued at the First Closing or the Second Closing (as applicable) in accordance herewith, will be duly authorized, validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof other than restrictions on transfer provided under applicable state and federal securities laws and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof. The Company has available for issuance as of the First Closing Date, the Common Stock initially issuable upon the exercise of the First Closing Warrant and the Second Amended and Restated Warrant. In addition, the Company will have available for issuance, as of the Second Closing Date, the Common Stock initially issuable upon the exercise of any Additional Warrant, the Third Amended and Restated Warrant and the Other Warrants (as if such exercise occurred on the First Closing Date or the Second Closing Date, as the case may be). The Warrant Shares and Other Warrant Shares, when purchased and issued at the First Closing or the Second Closing (as applicable) in accordance herewith, will be duly authorized and reserved for issuance and, when purchased and issued upon exercise of the New Investor Warrants, the Second Amended and Restated Warrant, the Third Amended and Restated Warrant or the Other Warrants (as applicable) in accordance their terms, will be validly issued, fully paid and non-assessable, and free from all taxes, liens, claims and encumbrances with respect to the issue thereof other than restrictions on transfer provided under applicable state and federal securities laws and shall not be subject to preemptive rights or other similar rights of shareholders of the Company and will not impose personal liability upon the holder thereof.

e. Acknowledgment of Dilution. The Company understands and acknowledges the potentially dilutive effect to the Common Stock upon the issuance of the Investor Shares and Other Shares and the Warrant Shares and Other Warrant Shares upon exercise of the New Investor Warrants, the Second Amended and Restated Warrant, Third Amended and Restated Warrant, or the Other Warrants (as applicable). The Company further acknowledges that its obligation to issue Warrant Shares upon exercise of the New Investor Warrants, the Second Amended and Restated Warrant, or the Third Amended and Restated Warrant (as applicable) in accordance with this Agreement and the New Investor Warrants, the Second Amended and Restated Warrant or the Third Amended and Restated Warrant (as applicable) is absolute and unconditional regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

f. No Conflicts. The execution, delivery and performance of the Transaction Agreements, the Investor Shares, and the Other Shares, by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and reservation for issuance of the Warrant Shares and Other Warrant Shares) will not (i) conflict with or result in a violation of any provision of the Certificate of Incorporation or By-laws or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both could become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture, patent, patent license, software license or instrument to which the Company or any of its Subsidiaries is a party, or (iii) to the Company’s knowledge, result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and regulations of any self-regulatory organizations to which the Company or its securities are subject) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected. Neither the Company nor any of its Subsidiaries is in violation of its Certificate of Incorporation, By-laws or other organizational documents and neither the Company nor any of its Subsidiaries is in material default (and no event has occurred which with notice or lapse of time or both could put the Company or any of its Subsidiaries in default) under, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action that would give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party or by which any property or assets of the Company or any of its Subsidiaries is bound or affected. The businesses of the Company and its Subsidiaries, if any, are not being conducted, and shall not be conducted so long as Investor owns any of the Securities, in violation of any law, ordinance or regulation of any governmental entity. Except as specifically contemplated by this Agreement or the Other Investment Documents and as required under the 1933 Act and any applicable state securities laws, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court, governmental agency, regulatory agency, self regulatory organization or stock market or any third party in order for it to execute, deliver or perform any of its obligations under this Agreement, the Other Investment Documents, the Investor Shares, the Other Shares, the New Investor Warrants, the Other Warrants, the Second Amended and Restated Warrant, and the Third Amended and Restated Warrant in accordance with the terms hereof or thereof or to issue and sell the Investor Shares or the Other Shares and to issue the Warrant Shares or Other Warrant Shares upon exercise of the New Investor Warrants, the Second Amended and Restated Warrant, the Third Amended and Restated Warrant or the Other Warrants (as applicable). Except as disclosed in Schedule 3(f), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the date hereof.

g. SEC Documents; Financial Statements. Except as disclosed in Schedule 3(g), the Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) (all of the foregoing filed prior to the date hereof and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits to such documents) incorporated by reference therein, being hereinafter referred to herein as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1933 Act, and the Sarbanes-Oxley Act of 2002, as applicable, and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents contained, at the time they were filed with the SEC, and as of the date hereof do not contain, any untrue statement of a material fact or omitted or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements made in any such SEC Documents is, or has been, required to be amended or updated under applicable law (except for such statements as have been amended or updated in subsequent filings prior the date hereof). As of their respective dates, the financial statements of the Company included in the SEC Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. Such financial statements have been prepared in accordance with United States generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements) and fairly present the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments). Except as set forth in the financial statements of the Company included in the SEC Documents, or as otherwise disclosed on Schedule 3(g), the Company has no liabilities, contingent or otherwise, other than (1) liabilities incurred in the ordinary course of business subsequent to May 31, 2009 and (2) obligations under contracts and commitments incurred in the ordinary course of business and not required under generally accepted accounting principles to be reflected in such financial statements, which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

h. Absence of Certain Changes. Except as set forth on Schedule 3(h), since May 31, 2009, there has been no material adverse change and no material adverse development in the assets, liabilities, business, properties, operations, financial condition, results of operations or prospects of the Company or any of its Subsidiaries.

i. Absence of Litigation. Except as set forth on Schedule 3(i), there is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company or any of its Subsidiaries, threatened against or affecting the Company or any of its Subsidiaries, or their officers or directors in their capacity as such, that could reasonably be expected to have a Material Adverse Effect. Schedule 3(i) contains a complete list and summary description of any pending or, to the knowledge of the Company, proceeding threatened in writing against or affecting the Company or any of its Subsidiaries, without regard to whether it would have a Material Adverse Effect.

j. Intellectual Property.

(i) The Company and each of its Subsidiaries owns or possesses the requisite licenses or rights to use all patents, patent applications, patent rights, inventions, know-how, trade secrets, trademarks, trademark applications, service marks, service names, trade names and copyrights (“Intellectual Property”) material and necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, as presently contemplated to be operated in the future). There is no claim or action by any person pertaining to, or proceeding pending, or to the Company’s knowledge threatened, which challenges the right of the Company or of a Subsidiary with respect to any Intellectual Property necessary to enable it to conduct its business as now operated (and, except as set forth in Schedule 3(j) hereof, as presently contemplated to be operated in the future). The Company’s or its Subsidiaries’ current and intended products, services and processes do not infringe on any Intellectual Property or other rights held by any person; and the Company is unaware of any facts or circumstances that would or might reasonably be expected to give rise to any of the foregoing. The Company and each of its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of their Intellectual Property.

(ii) Except as set forth on Schedule 3(j) all Intellectual Property used by the Company in the conduct of its business that is licensed by a third party for the Company’s use, including, without limitation, all software licenses (the “Licensed Intellectual Property”) are subject to current, written, valid licenses or sub-licenses (the “IP Licenses”) to use all such Licensed Intellectual Property. Except as set forth on Schedule 3(j), (A) none of the Licensed Intellectual Property infringes or results from the misappropriation of any Intellectual Property of any third person, (B) to the knowledge of Company, no third person is infringing or misappropriating any material Licensed Intellectual Property, (C) none of the Licensed Intellectual Property is the subject of, nor, to the knowledge of Company, has there been any threat of, any current claim of infringement or misappropriation, (D) the Company has received no written, verbal or other communication from any licensor of Licensed Intellectual Property that the Company is in breach of, has violated, or is otherwise potentially subject to termination or revocation of, any IP License, (E) the Company has not committed any act or omission that constitutes or would reasonably be expected to constitute a breach or violation of any IP License and, (F) to the Company’s knowledge, no licensor of any Licensed Intellectual Property has committed any act or omission that constitutes or would reasonably be expected to constitute a breach or violation of any IP License.

k. Tax Status. Except as set forth on Schedule 3(k), the Company and each of its Subsidiaries has made or filed all federal, state and foreign income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject (unless and only to the extent that the Company and each of its Subsidiaries has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim. The Company has not executed a waiver with respect to the statute of limitations relating to the assessment or collection of any foreign, federal, state or local tax. Except as set forth on Schedule 3(l), none of the Company’s tax returns is presently being audited by any taxing authority.

l. Certain Transactions. Except as set forth on Schedule 3(l) and except for arm’s length transactions pursuant to which the Company or any of its Subsidiaries makes payments in the ordinary course of business upon terms no less favorable than the Company or any of its Subsidiaries could obtain from third parties, none of the officers, directors, or employees of the Company is presently a party to any transaction with the Company or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

m. Disclosure. All information relating to or concerning the Company or any of its Subsidiaries set forth in this Agreement and all of the information provided to Investor pursuant to Section 2(d) hereof and otherwise in connection with the transactions contemplated hereby is true and correct in all material respects, and the Company has not omitted to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading. No event or circumstance has occurred or exists with respect to the Company or any of its Subsidiaries or its or their business, properties, prospects, operations or financial conditions, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed (assuming for this purpose that the Company’s reports filed under the 1934 Act are being incorporated into an effective registration statement filed by the Company under the 1933 Act).

n. Acknowledgment Regarding Investor’s Purchase of Securities. The Company acknowledges and agrees that Investor is acting solely in the capacity of arm’s length purchaser with respect to this Agreement and the transactions contemplated hereby. The Company further acknowledges that Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby and any statement made by Investor or any of its respective representatives or agents in connection with this Agreement and the transactions contemplated hereby is not advice or a recommendation and is merely incidental to the Investor’s purchase of the Securities. The Company further represents to Investor that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

o. No Integrated Offering. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales in any security or solicited any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Securities to Investor. The issuance of the Securities to Investor will not be integrated with any other issuance of the Company’s securities (past, current or future) for purposes of any shareholder approval provisions applicable to the Company or its securities.

p. No Brokers. Except as set forth in Schedule 3(p), the Company has taken no action which would give rise to any claim by any person for brokerage commissions, transaction fees or similar payments relating to this Agreement or the transactions contemplated hereby.

q. Permits; Compliance. The Company and each of its Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exemptions, consents, certificates, approvals and orders necessary to own, lease and operate its properties and to carry on its business as it is now being conducted (collectively, the “Company Permits”), and there is no action pending or, to the knowledge of the Company, threatened regarding suspension or cancellation of any of the Company Permits. Neither the Company nor any of its Subsidiaries is in conflict with, or in material default or violation of, any of the Company Permits. Since December 31, 2007, neither the Company nor any of its Subsidiaries has received any notification with respect to possible conflicts, defaults or violations of applicable law.

r. Environmental Matters.

(i) Except as set forth in Schedule 3(r), there are, to the Company’s knowledge, with respect to the Company or any of its Subsidiaries or any predecessor of the Company, no past or present violations of Environmental Laws (as defined below), releases of any material into the environment, actions, activities, circumstances, conditions, events, incidents, or contractual obligations which may give rise to any common law environmental liability or any liability under the Comprehensive Environmental Response, Compensation and Liability Act of 1980 or similar federal, state, local or foreign laws, and neither the Company nor any of its Subsidiaries has received any notice with respect to any of the foregoing, nor is any action pending or, to the Company’s knowledge, threatened in connection with any of the foregoing. The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(ii) Other than those that are or were stored, used or disposed of in material compliance with applicable law, to the Company’s knowledge, no Hazardous Materials are contained on or about any real property currently owned, leased or used by the Company or any of its Subsidiaries, and to the Company’s knowledge, no Hazardous Materials were released on or about any real property previously owned, leased or used by the Company or any of its Subsidiaries during the period the property was owned, leased or used by the Company or any of its Subsidiaries.

(iii) Except as set forth in Schedule 3(r), to the Company’s knowledge, there are no underground storage tanks on or under any real property owned, leased or used by the Company or any of its Subsidiaries that are not in material compliance with applicable law.

s. Title to Property. The Company and its Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its Subsidiaries, in each case free and clear of all liens, encumbrances and defects except such as are described in Schedule 3(s). Any real property and facilities held under lease by the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect.

t. Insurance. Except as set forth in Schedule 3(t), the Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its Subsidiaries are engaged. Neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. The Company has provided to Investor true and correct copies of all policies relating to directors’ and officers’ liability coverage, errors and omissions coverage, and commercial general liability coverage.

u. Internal Accounting Controls. The Company and each of its Subsidiaries maintain a system of internal accounting controls sufficient, in the judgment of the Company’s board of directors, to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

v. Foreign Corrupt Practices. Neither the Company, nor any of its Subsidiaries, nor any director, officer, agent, employee or other person acting on behalf of the Company or any Subsidiary has, in the course of his actions for, or on behalf of, the Company, used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended, or made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

w. No Investment Company. The Company is not, and upon the issuance and sale of the Securities as contemplated by this Agreement and the consummation of the transactions contemplated by the Other Investment Documents (as defined in Section 6(b)(ii) below)) will not be, an “investment company” within the meaning of, and required to be registered under, the Investment Company Act of 1940 (an “Investment Company”). The Company is not controlled by an Investment Company.

x. No Stockholder Approval. The Company represents and warrants that its Board of Directors has the sole authority to authorize this Agreement and the sale and issuance of the Securities as well as the transactions contemplated by the Other Investment Documents and that no approval of any of the Company’s stockholders is required therefor by the Delaware General Corporate Law, the Certificate of Incorporation, the By-laws, the OTCBB, the FINRA, the SEC, or any applicable law, rule, or regulation.

4. COVENANTS.

a. Reasonable Efforts. The parties shall use their reasonable efforts to satisfy timely each of the conditions described in Section 5 and 6 of this Agreement.

b. Form D; Blue Sky Laws. The Company agrees to file a Form D with respect to the sale of the Securities as required under Regulation D and to provide a copy thereof to Investor promptly after such filing. The Company shall, on or before the First Closing Date, take such action as the Company shall reasonably determine is necessary to qualify the Securities for sale to the Investor at the applicable closing pursuant to this Agreement under applicable securities or “blue sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to Investor on or prior to the First Closing Date.

c. Reporting Status. So long as Investor beneficially owns any of the Securities, the Company shall timely file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would permit such termination. The Company shall issue a press release describing the material terms of the transaction contemplated hereby as soon as practicable following the First Closing Date and Second Closing Date (as applicable) but in no event more than four (4) business days after the First Closing Date or Second Closing Date (as applicable), which press release shall be subject to prior review by Investor. The Company agrees that such press release shall not disclose the name of Investor unless expressly consented to in writing by Investor or unless required by applicable law or regulation, and then only to the extent of such requirement.

d. Use of Proceeds. The Company shall use the proceeds from the sale of the Investor Shares (i) to fund a program for the Company to manage an electronic clearing system [***]; (ii) to purchase, license or develop mobile banking software and to develop mobile banking solutions for the Company’s customers; and (iii) for general corporate purposes and working capital, all as authorized from time to time by the Company’s Board of Directors.

e. Expenses. Each party hereto shall bear and be responsible for all expenses incurred by it in connection with the negotiation, preparation, execution, delivery and performance of this Agreement and the other agreements to be executed in connection herewith (“Documents”), including, without limitation, attorneys’ and consultants’ fees and expenses, transfer agent fees, fees for stock quotation services, fees relating to any amendments or modifications of the Documents or any consents or waivers of provisions in the Documents, fees for the preparation of opinions of counsel, escrow fees, and costs of restructuring the transactions contemplated by the Documents.

[***] = Certain information on the page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

f. Financial Information. The Company agrees to send the following reports to Investor until Investor transfers, assigns, or sells all of the Securities: (i) within ten (10) days after the filing with the SEC, a copy of its Annual Report on Form 10-KSB (or other appropriate form), its Quarterly Reports on Form 10-QSB (or other appropriate form) and any Current Reports on Form 8-K; (ii) within one (1) day after release, copies of all press releases issued by the Company or any of its Subsidiaries; and (iii) contemporaneously with the making available or giving to the shareholders of the Company, copies of any notices or other information the Company makes available or gives to such shareholders.

g. Authorization and Reservation of Shares. The Company shall at all times have reserved for the purpose of issuance, and from and after the filing of the Amended Certificate of Incorporation (as defined herein) the Company shall at all times have authorized for issuance, a sufficient number of shares of Common Stock to provide for the full exercise of the outstanding New Investor Warrants, Other Warrants, the Second Amended and Restated Warrant, the Third Amended and Restated Warrant, and issuance of the Warrant Shares and Other Warrant Shares in connection therewith (based on the exercise price of the New Investor Warrants, the Other Warrants, the Second Amended and Restated Warrant, and the Third Amended and Restated Warrant in effect from time to time) and as otherwise required by the New Investor Warrants, Other Warrants, the Second Amended and Restated Warrant, and the Third Amended and Restated Warrant. The Company shall not reduce the number of shares of Common Stock reserved for issuance upon exercise of the New Investor Warrants, the Other Warrants, the Second Amended and Restated Warrant, or the Third Amended and Restated Warrant without the consent of Investor. The Company shall at all times maintain the number of shares of Common Stock so reserved for issuance at an amount (“Reserved Amount”) equal to no less than the number that is then actually issuable upon full exercise of the New Investor Warrants, the Other Warrants, the Second Amended and Restated Warrant, and the Third Amended and Restated Warrant (based on the exercise price of the New Investor Warrants, the Other Warrants, the Second Amended and Restated Warrant, and Third Amended and Restated Warrant in effect from time to time). If at any time the number of shares of Common Stock authorized and reserved for issuance (“Authorized and Reserved Shares”) is below the Reserved Amount, the Company will promptly take all corporate action necessary to authorize and reserve a sufficient number of shares, including, without limitation, calling a special meeting of shareholders to authorize additional shares to meet the Company’s obligations under this Section 4(g), in the case of an insufficient number of authorized shares, obtain shareholder approval of an increase in such authorized number of shares, and voting the management shares of the Company in favor of an increase in the authorized shares of the Company to ensure that the number of authorized shares is sufficient to meet the Reserved Amount.

h. Prohibition on Further Issuances. So long as Investor beneficially owns any Common Stock, the New Investor Warrants, the Second Amended and Restated Warrant, or the Third Amended and Restated Warrant, the Company shall not issue additional Common Stock, other equity securities, or securities convertible into or exchangeable for any equity security of the Company to management, employees or Board members through a stock option or other similar employee or director benefits program without the prior written approval of both Investor and the Company’s Chief Executive Officer.

i. Corporate Existence. So long as Investor beneficially owns any Common Stock, the New Investor Warrants, the Second Amended and Restated Warrant, or the Third Amended and Restated Warrant the Company shall maintain its corporate existence.

j. No Integration. The Company shall not make any offers or sales of any security (other than the Securities) under circumstances that would require registration of the Securities being offered or sold hereunder under the 1933 Act or cause the offering of the Securities to be integrated with any other offering of securities by the Company for the purpose of any stockholder approval provision applicable to the Company or its securities.

k. Mobile Software Consultant. Effective as of October 1, 2009 and for a period of thirteen (13) months thereafter, Investor will secure the services of a consultant in mobile software platforms to consult with the Company in launching its mobile banking initiative. Investor will pay the salary and benefits or consulting fees of this individual, without seeking reimbursement from the Company, the timing and scope of such services to be reasonably determined from time to time by Company management. The Company and Investor agree that the value of such services is $250,000. Investor also agrees to secure the services of such mobile software services consultant and to make such consultant available to the Company on the terms described above for a period of six (6) months following, and in the event of, the full conversion of the Note (as defined in Section 5(a)(v) below) into Common Stock pursuant to the terms of the Note; provided that the obligation in this sentence shall not operate if such six-month period is subsumed by the 13-month period set forth in the previous sentence.

l. Right of First Refusal. Until December 31, 2011, Investor shall be given not less than ten (10) business days prior written notice of any proposed sale (a “New Offering”) by the Company of Common Stock or other securities or debt obligations and the opportunity to acquire the Company Stock or other securities or debt obligations proposed to be issued, except in connection with (i) full or partial consideration in connection with a strategic merger, consolidation or purchase of substantially all of the securities or assets of a corporation or other entity, (ii) the Company’s issuance of securities in connection with strategic license agreements and other partnering arrangements so long as such issuances are not for the purpose of raising capital, and (iii) shares issued in connection with the exercise of warrants or options existing as of the First Closing Date or issued pursuant to this Agreement on the First Closing Date or the Second Closing Date or issued after the Second Closing Date with the prior written approval of Investor. If Investor desires to exercise its rights pursuant to this Section 4(l), it shall have the right during the ten (10) business days following receipt of any such notice to commit to purchase such offered Common Stock, other securities or debt obligations in the New Offering in accordance with the terms and conditions set forth in the notice of proposed sale. In the event such terms and conditions are modified during the notice period, Investor shall be given prompt notice of such modification and shall have the right during the ten (10) business days following the notice of modification to exercise such right. Notwithstanding the foregoing, in the event of any conflict between the terms of this Section 4(l) and the right of first refusal granted to Investor in Section 4(k) of the Amended and Restated Note Purchase Agreement dated as of December 1, 2008, as amended, the terms of this Section 4(l) shall control.

m. Disclosure Supplements. Between the date of this Agreement and the Closing Date, the Company will promptly notify Investor in writing (each, a “Disclosure Supplement”) if the Company becomes aware of any fact or condition that causes or constitutes a breach of any of the Company’s representations and warranties as of the date of this Agreement, or if the Company becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition; provided, however, that no such notice shall be deemed to be a modification of any representation or warranty. During the same period, the Company will promptly notify Investor of the occurrence of any breach of any covenant of the Company in this Section 4 or of the occurrence of any event that may make the satisfaction of the conditions in Section 6 impossible or unlikely.

5. CONDITIONS TO THE COMPANY’S OBLIGATION TO ISSUE.

a. The obligation of the Company hereunder to issue and sell the First Closing Investor Shares and issue the First Closing Warrant to Investor at the First Closing is subject to the satisfaction, at or before the First Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Investor shall have executed and delivered this Agreement and the Second Registration Rights Amendment and delivered the same to the Company.

(ii) Investor shall have delivered the remainder of the First Closing Purchase Price in accordance with Section 1(a)(i) above.

(iii) The representations and warranties of Investor shall be true and correct in all material respects as of the date when made and as of the First Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the First Closing Date.

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(v) Investor shall have executed and delivered a forbearance and note modification agreement (the “Note Forbearance”) in the form attached hereto as Exhibit E regarding that certain Second Amended and Restated Secured Convertible Promissory Note delivered by the Company to Investor July 1, 2009 (as amended by the Note Forbearance, the “Note”).

(vi) The Company shall have received copies of resolutions of the sole member of Investor duly certified by the sole member approving the transactions contemplated by this Agreement.

b. The obligation of the Company hereunder to issue and sell the Second Closing Investor Shares and any Unsubscribed Other Shares and to issue the Second Closing Warrant and any Additional Warrant to Investor at the Second Closing is subject to the satisfaction, at or before the Second Closing Date of each of the following conditions thereto, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion:

(i) Investor shall have executed this Agreement, and the Third Registration Rights Amendment and delivered the same to the Company.

(ii) Investor shall have delivered the Second Closing Purchase Price and any Second in accordance with Section 1(a)(ii) above.

(iii) The representations and warranties of Investor shall be true and correct in all material respects as of the date when made and as of the Second Closing Date as though made at that time (except for representations and warranties that speak as of a specific date), and Investor shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by Investor at or prior to the Second Closing Date.

(iv) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

6. CONDITIONS TO INVESTOR’S OBLIGATION TO PURCHASE.

a. The obligation of Investor hereunder to purchase the First Closing Investor Shares at the First Closing is subject to the satisfaction, at or before the First Closing Date of each of the following conditions, provided that these conditions are for such Investor’s sole benefit and may be waived by Investor at any time in its sole discretion:

(i) The Company shall have executed and delivered this Agreement and the Second Registration Rights Amendment and delivered the same to Investor.

(ii) The Company shall have delivered to Investor the First Closing Investor Shares (in such denominations as Investor shall request), the Second Amended and Restated Warrant and a New Investor Warrant for the purchase of 3,333,333 shares of Common Stock at an exercise price of Seventeen and One-Half Cents ($0.175) per share (the “First Closing Warrant”).

(iii) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made (without giving effect to any Disclosure Supplement) and as of the First Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the First Closing Date. Investor shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the First Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Investor including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and the Company’s Board of Directors’ resolutions relating to the transactions contemplated hereby (the “Board Resolutions”).

(iv) The Board Resolutions shall, among other customary resolutions, reflect the unanimous resolution of the Company’s Board of Directors to (A) appoint (or confirm the appointment of) John Hancock as President of the Company, to serve until his successor is duly appointed and qualified; and (B) call for the Company’s Annual Meeting of the Company’s stockholders (in accordance with the Company’s By-Laws) or provide for a written consent of stockholders in lieu of annual meeting in accordance with Delaware law, which shall include actions by the Company’s stockholders to (1) elect the Company’s directors; and (2) amend the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock to 150,000,000 shares (as such, the “Amended Certificate of Incorporation”).

(v) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(vi) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

(vii) Investor shall have received (i) copies of resolutions of the Board of Directors of the Company duly certified by an authorized officer of the Company approving the transactions contemplated by this Agreement; (ii) a certificate of good standing certified by the Secretary of State of Delaware dated no more than three (3) days prior to the date of the First Closing; and (iii) the officer’s certificate described in Section 3(c) above, dated as of the Closing Date.

(viii) The Company shall have executed and delivered the Note Forbearance.

b. The obligation of Investor hereunder to purchase the Second Closing Investor Shares and any Unsubscribed Other Shares at the Second Closing is subject to the satisfaction, at or before the Second Closing Date of each of the following conditions, provided that these conditions are for such Investor’s sole benefit and may be waived by Investor at any time in its sole discretion.

(i) The Company shall have consummated the sale to accredited investors other than Investor (the “Other Investors”) of Other Shares for a total purchase price of at least $200,000; provided that the Other Investors may only consist of investors who participated in the Company’s July 2009 equity offering, and as such were defined as “Other Investors” in that certain Securities Purchase Agreement dated July 1, 2009, between the Company and Investor.

(ii) The Company shall provide to Investor, no less than two (2) business days prior to the Closing Date, the identity of the Other Investors, as well as copies of the securities purchase agreements (the “Other Investment Documents”) pursuant to which the Other Investors will purchase such shares.

(iii) The Other Investors shall be reasonably acceptable to Investor, and the Other Investment Documents must be in form and substance reasonably satisfactory to the Investor, and Company shall not have issued any warrants to the Other Investor with terms similar to the Second Amended and Restated Warrant or the Third Amended and Restated Warrant, nor will the Other Investors receive any security interest in the Company’s assets pursuant to the Other Investment Documents.

(iv) The Company shall have executed this Agreement, the Third Registration Rights Amendment, and the Third Amended and Restated Warrant and delivered the same to Investor.

(v) Management shall have identified and taken steps to implement a plan to reduce monthly operating costs of the Company’s London office and U.S. corporate operations by a minimum of 10%, with a target of 15%; provided that such program will not include cost- cutting in the South Africa operations. Such cost-cutting program shall have been approved by the Board and shall be in form and substance reasonably acceptable to Investor.

(vi) The Company shall have paid or reimbursed Investor for travel expenses past due and owing on the First Closing Date in the amount of approximately $140,000.

(vii) The Company shall have delivered to Investor the Second Closing Investor Shares (in such denominations as Investor shall request), any Unsubscribed Other Shares purchased in accordance herewith, a New Investor Warrant for the purchase of 6,666,667 shares of Common Stock at an Exercise Price of Seventeen and One-Half Cents ($0.175) per share (the “Second Closing Warrant”), and a New Investor Warrant for the purchase of Common Stock in an amount equal to the Unsubscribed Other Shares at an Exercise Price of Seventeen and One-Half Cents ($0.175) per share (the “Additional Warrant”).

(viii) The annual meeting (or written consent in lieu of annual meeting) of the Company’s stockholders referenced in Section 6(a)(iv) shall have occurred, and the actions to be approved, confirmed and ratified at such meeting (or by written consent in lieu of annual meeting) in accordance with Section 6(a)(iv) shall have been approved, confirmed and ratified by the Company’s stockholders.

(ix) The representations and warranties of the Company shall be true and correct in all material respects as of the date when made (without giving effect to any Disclosure Supplement) and as of the Second Closing Date as though made at such time (except for representations and warranties that speak as of a specific date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Second Closing Date. Investor shall have received a certificate or certificates, executed by the chief executive officer of the Company, dated as of the Second Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by Investor including, but not limited to certificates with respect to the Company’s Certificate of Incorporation, By-laws and the Board Resolutions.

(x) No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby which prohibits the consummation of any of the transactions contemplated by this Agreement.

(xi) No event shall have occurred which could reasonably be expected to have a Material Adverse Effect on the Company.

(xii) Investor shall have received a report from Company management, in form and substance reasonably acceptable to Investor, that the Company has, since the execution of this Agreement, used best efforts to renegotiate and/or clarify the terms of the Global software license agreement, and Investor shall be satisfied, in its reasonable discretion, that there has been sufficient progress achieved with respect to such efforts.

(xiii) Investor shall have received (i) a certificate of good standing certified by the Secretary of State of Delaware dated no more than three (3) days prior to the Second Closing Date; and (iii) the officer’s certificate described in Section 3(c) above, dated as of the Closing Date.

(xiv) Investor shall have received an opinion of the Company’s counsel in form and substance (and from counsel) reasonably satisfactory to Investor.

(xv) The Board shall have duly reserved an additional 5,400,000 shares of Common Stock to be issued upon exercise of warrants and options.

7. TERMINATION.

a. This Agreement may, by notice given prior to or at either the First Closing or the Second Closing, be terminated:

(i) by Investor or the Company if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived or cured within ten (10) days after written notice thereof;

(ii) by (A) Investor if any of the conditions in Section 6 has not been satisfied as of the First Closing Date or Second Closing Date (as applicable) or if satisfaction of such a condition is or becomes impossible (other than through the failure of Investor to comply with its obligations under this Agreement) and Investor has not waived such condition on or before the applicable Closing Date; or (B) the Company, if any of the conditions in Section 5 has not been satisfied as of the First Closing Date or Second Closing Date (as applicable) or if satisfaction of such a condition is or becomes impossible (other than through the failure of the Company to comply with its obligations under this Agreement) and the Company has not waived such condition on or before the applicable Closing Date; or

(iii) by mutual consent of Investor and the Company;

b. Each Party’s right of termination under Section 7(a) is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7(a), all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of the Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal remedies will the survive such termination unimpaired; provided, further, that this Section 7(b) and Section 4(l) shall survive any termination or expiration of this Agreement.

8. GOVERNING LAW; MISCELLANEOUS.

a. Governing Law. This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of Delaware applicable to agreements made and to be performed entirely within such state, without regard to the principles of conflict of laws. Both parties further agree that service of process upon a party in any manner permitted by applicable law shall be deemed in every respect effective service of process upon the party in any such suit or proceeding. Nothing herein shall affect either party’s right to serve process in any other manner permitted by law.

b. Counterparts; Signatures by Facsimile. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

c. Headings. The headings of this Agreement are for convenience of reference only and shall not form part of, or affect the interpretation of, this Agreement.

d. Severability. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof.

e. Entire Agreement; Amendments. This Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor Investor makes any representation, warranty, covenant or undertaking with respect to such matters. No provision of this Agreement may be waived or amended other than by an instrument in writing signed by the party to be charged with enforcement.

f. Notices. Any notices required or permitted to be given under the terms of this Agreement shall be sent by certified or registered mail (return receipt requested) or delivered personally or by courier (including a recognized overnight delivery service) or by facsimile and shall be effective five days after being placed in the mail, if mailed by regular United States mail, or upon receipt, if delivered personally or by courier (including a recognized overnight delivery service) or by facsimile, in each case addressed to a party. The addresses for such communications shall be:

If to the Company:	FNDS3000 Corp 4651 Salisbury Road, Suite 485 Jacksonville, Florida 32256 Telephone: 904-273-2702 Facsimile: 904-273-7231

With a copy to:	Law Offices of Stephen M. Fleming PLLC 49 Front St., Ste 206 Rockville Centre, NY 11570 Attention: Stephen M. Fleming Telephone: 516-833-5034 Facsimile: 516-977-1209

If to Investor:	Sherington Holdings, LLC 60 Sherington Place Atlanta, GA 30350 Attention: Raymond Goldsmith Facsimile: 678-805-2501

With copy to:

Troutman Sanders LLP

600 Peachtree St. NE, Ste 5200

Atlanta, GA 30308-2216

Attention: John W. Stephenson, Jr.

Telephone: (404) 885-3602

Facsimile: (404) 962-6728

Email: John.Stephenson@troutmansanders.com

Each party shall provide notice to the other party of any change in address.

g. Survival. The representations and warranties of the Company and the agreements and covenants set forth in Sections 3, 4, 7 and 8 shall survive the closing hereunder notwithstanding any due diligence investigation conducted by or on behalf of the Investor. The Company agrees to indemnify and hold harmless each of the Investor and all its officers, directors, employees and agents for loss or damage arising as a result of or related to any breach or alleged breach by the Company of any of its representations, warranties and covenants set forth in Sections 3 and 4 hereof or any of its covenants and obligations under this Agreement or the Registration Rights Agreement, including advancement of expenses as they are incurred.

h. Publicity. The Company and Investor shall have the right to review a reasonable period of time before issuance of any press releases, SEC, OTCBB or FINRA filings, or any other public statements with respect to the transactions contemplated hereby. The Company shall be entitled, after the prior approval of Investor, to make any press release or SEC, OTCBB (or other applicable trading market) or FINRA filings with respect to such transactions as is required by applicable law and regulations.

i. Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

j. No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

k. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights or remedies upon any person other than the parties hereto.

l. Remedies. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Agreement will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Agreement, that the Investor shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to seek an injunction or injunctions restraining, preventing or curing any breach of this Agreement and to enforce specifically the terms and provisions hereof, without the necessity of showing economic loss and without any bond or other security being required.

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IN WITNESS WHEREOF, the undersigned Investor and the Company have caused this Agreement to be duly executed as of the date first above written.

FNDS3000 CORP

/s/ Joseph F. McGuire
By:	Joseph F. McGuire
Title:	Chief Financial Officer

SHERINGTON HOLDINGS, LLC

/s/ Raymond Goldsmith
By:	Raymond Goldsmith
Title:	Chairman

Exhibit A

New Investor Warrant

Attached

Exhibit B

Other Warrant

Attached

Exhibit C

Second Amended and Restated Warrant

Attached

Exhibit D

Second Registration Rights Amendment

Attached

Exhibit E

Note Forbearance

Attached

Exhibit F

Third Amended and Restated Warrant

Attached

Exhibit G

Third Registration Rights Amendment

Attached

The following schedules are exceptions or disclosures relating to the attached Securities Purchase Agreement. Any disclosure included within a section hereof, shall be deemed disclosed with respect to all other sections hereof. In addition, all disclosures made by the Company in its public filings with the Securities and Exchange Commission shall be deemed to have been disclosed herein.

Schedule 3(a)

Subsidiaries

FndsTech (PTY) Ltd.

Transaction Data Management

Schedule 3(c)

Capitalization

As of November 2, 2009:

1) Schedule 3(c)-1 attached hereto sets forth a list of all options and warrants outstanding as of the date hereof, other than warrants issued for the benefit of Sherington Holdings, LLC

2) Pursuant to the “Second Amended and Restated Secured Convertible Promissory Note” dated as of July 1, 2009, issued to Sherington Holdings, LLC, as amended by that certain Forbearance and Note Modification Agreement of even date herewith, Sherington has the right to convert the principal balance and accrued interest of such note into 7,270,807 shares of common stock (giving effect to the First Closing and subject to adjustment as set forth therein for conversion price adjustments and for interest earned thereon).

Schedule 3(f)

Conflicts/Consents

None.

Schedule 3(g)

Exceptions to SEC Documents; Financial Statements

The Company entered into an agreement with Victor Gerber which, as amended, provides that, in the event that as of December 15, 2009, the market value of the Company’s common stock is less than $0.43 per share, the Company shall promptly deliver to Mr. Gerber an amount equal to the Shortfall. The “Shortfall” shall mean the excess of $0.43 over the market value of the Company’s common stock multiplied by 883,721. The market value of the Company’s common stock is the average publicly traded price on the Over-the-Counter Bulletin Board for the ten business days ending December 15, 2009.

Schedule 3(h)

Material Adverse Changes

None

Schedule 3(i)

Litigation

None.

Schedule 3(j)

Exceptions to Patents, Copyrights, etc.

On September 17, 2007, the Company received a letter from lawyers representing Fundtech Corporation asserting that the use of the name Fundtech infringed upon certain rights. Following negotiations, the Company changed its name effective March 28, 2008 and provided evidence of the name change. The Company has received no contact from the lawyers of Fundtech Corporation since April 2008.

Schedule 3(k)

Tax Status Exceptions

None.

Schedule 3(l)

Certain Transactions

None.

Schedule 3(p)

Broker Fees

None.

Schedule 3(r)

Environmental Matters

None.

Schedule 3(s)

Title to Property Exceptions

None.

Schedule 3(t)

Insurance Exceptions

With the recent roll-out of prepaid cards in South Africa, we are in the process of obtaining proposals for Employers & Officers, General Liability, Fraud & Dishonesty, Property, and all other required insurance for the South Africa operations.